Exhibit 5.1

May 5, 2010

Wynn Las Vegas, LLC

Wynn Las Vegas Capital Corp.

3131 Las Vegas Boulevard South

Las Vegas, Nevada 89109

Re:   Wynn Las Vegas, LLC and Wynn Las Vegas Capital

         Corp. Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special counsel to Wynn Las Vegas, LLC, a Nevada limited liability company, and Wynn Las Vegas Capital Corp., a Nevada corporation (collectively, the “Issuers”), and each of the entities listed on Schedule I hereto (collectively, the “Guarantors”) in connection with the public offering of up to (i) $500,000,000 aggregate principal amount of the Issuers’ 7 7/8% First Mortgage Notes due 2017 (the “2017 Exchange Notes”) and (ii) $382,010,000 aggregate principal amount of the Issuers’ 7 7/8% First Mortgage Notes due 2020 (the “2020 Exchange Notes,” and together with the 2017 Exchange Notes, the “Exchange Notes”). The Indenture, dated as of October 19, 2009, among the Issuers, the Guarantors and U.S. Bank National Association, as trustee (the “Trustee,” and such indenture, the “2017 Notes Indenture”), provides for the guarantee of the 2017 Exchange Notes by the Guarantors (the “2017 Notes Guarantees”) to the extent set forth in the 2017 Notes Indenture. The Indenture, dated as of April 28, 2010, among the Issuers, the Guarantors and the Trustee (the “2020 Notes Indenture,” and together with the 2017 Notes Indenture, the “Indentures”), provides for the guarantee of the 2020 Exchange Notes by the Guarantors (the “2020 Notes Guarantees,” and together with the 2017 Notes Guarantees, the “Guarantees”) to the extent set forth in the 2020 Notes Indenture. The 2017 Exchange Notes and the 2017 Notes Guarantees are to be offered (the “2017 Notes Exchange Offer”) in exchange for a like principal amount of the issued and outstanding 7 7/8% First Mortgage Notes due 2017 of the Issuers issued on October 19, 2009 and the guarantees thereof by the Guarantors (the “Original 2017 Notes”), as contemplated by the Registration Rights Agreement, dated as of October 19, 2009 (the “2017 Notes Registration Rights Agreement”), by and among the Issuers, the Guarantors, Deutsche Bank Securities Inc. and Banc of America Securities LLC. The 2020 Exchange Notes and the 2020 Notes Guarantees are to be offered (the “2020 Notes Exchange Offer,” and together with the 2017 Notes Exchange Offer, the “Exchange Offers”) in exchange for a like principal amount of the issued and outstanding 7 7 /8% First Mortgage Notes due 2020 of the Issuers issued on April 28, 2010 and the guarantees thereof by the Guarantors (the “Original 2020 Notes”), as contemplated by the Registration Rights Agreement, dated as of April 28, 2010 (the “2020 Notes Registration Rights Agreement”), by and among the Issuers, the Guarantors, Deutsche Bank Securities Inc., Banc of America Securities LLC and J.P. Morgan Securities Inc.

This opinion is being furnished to you in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

In rendering the opinions set forth herein, we have examined and relied on originals or copies of the following:

(a) the registration statement on Form S-4 of the Issuers and the Guarantors relating to the Exchange Notes and the Guarantees to be filed with the Securities and Exchange Commission (the “Commission”)

Wynn Las Vegas, LLC

Wynn Las Vegas Capital Corp.

May 5, 2010

under the Securities Act on the date hereof (such registration statement being hereinafter referred to as the “Registration Statement”);

(b) an executed copy of the 2017 Notes Indenture;

(c) an executed copy of the 2020 Notes Indenture;

(d) an executed copy of the 2017 Notes Registration Rights Agreement;

(e) an executed copy of the 2020 Notes Registration Rights Agreement;

(f) the form of 2017 Exchange Notes included in the 2017 Notes Indenture;

(g) the form of 2020 Exchange Notes included in the 2020 Notes Indenture;

(h) the form of 2017 Notes Guarantees included in the 2017 Notes Indenture; and

(i) the form of 2020 Notes Guarantees included in the 2020 Notes Indenture.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Issuers and the Guarantors and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Issuers, the Guarantors and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, including the Issuers and the Guarantors, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and, except to the extent expressly set forth in our opinions below, the validity and binding effect thereof on such parties. We have also assumed that each of the Issuers and the Guarantors has been duly organized and is validly existing in good standing, and has requisite legal status and legal capacity, under the laws of the State of Nevada and that each of the Issuers and the Guarantors has complied and will comply with all aspects of the laws of all relevant jurisdictions (including the laws of the State of Nevada) in connection with the transactions contemplated by, and the performance of their obligations under, the Exchange Offers, other than the laws of the State of New York insofar as we express our opinions herein. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Issuers, the Guarantors and others and of public officials.

We do not express any opinion as to any laws other than those laws, rules and regulations of the State of New York that, in our experience, are applicable to transactions of the type contemplated by the Exchange Offers, and to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such law (other than Opined on Law) on the opinions herein stated. Insofar as the opinions expressed herein relate to matters governed by laws other than Opined on Law, we have assumed, without having made any independent investigation, that such laws do not affect the opinions set forth herein. The opinions expressed herein are based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Wynn Las Vegas, LLC

Wynn Las Vegas Capital Corp.

May 5, 2010

The opinions set forth below are subject to the following further qualifications, assumptions and limitations:

(a) in rendering the opinions set forth below, we have assumed that the Trustee’s certificates of authentication of the Exchange Notes will have been manually signed by one of the Trustee’s authorized officers and that the Exchange Notes conform to the forms thereof examined by us;

(b) we do not express any opinion as to the effect on the opinions expressed herein of (i) the compliance or noncompliance of any party to the Indentures (other than with respect to the Issuers and the Guarantors to the extent necessary to render the opinions set forth herein) with any state, federal or other laws or regulations applicable to it or them or (ii) the legal or regulatory status or the nature of the business of any party (other than with respect to the Issuers and the Guarantors to the extent necessary to render the opinions set forth herein);

(c) we have assumed that the execution and delivery by the Issuers and the Guarantors of each of the Indentures and the performance by the Issuers and the Guarantors of their obligations thereunder do not and will not violate, conflict with or constitute a default under (i) any agreement or instrument to which the Issuers or the Guarantors or any of their properties is subject, (ii) any law, rule, or regulation to which the Issuers or the Guarantors or any of their properties is subject, (iii) any judicial or regulatory order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority;

(d) the validity or enforcement of any agreements or instruments may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law);

(e) we do not express any opinion as to the applicability or effect of any fraudulent transfer, preference or similar law on the Indentures or any transactions contemplated thereby; and

(f) to the extent any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions of the Indentures, our opinion is rendered in reliance upon N.Y. Gen. Oblig. Law §§ 5-1401, 5-1402 (McKinney 2001) and N.Y. C.P.L.R. 327(b) (McKinney 2001) and is subject to the qualification that such enforceability may be limited by public policy considerations.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1. When the 2017 Exchange Notes and the 2017 Notes Guarantees (in the forms examined by us) have been duly executed, authenticated, issued and delivered in exchange for the Original 2017 Notes in accordance with the terms of the 2017 Notes Indenture, the 2017 Notes Registration Rights Agreement and the 2017 Notes Exchange Offer, the 2017 Exchange Notes and the 2017 Notes Guarantees will constitute valid and binding obligations of each of the Issuers and each of the Guarantors, respectively, enforceable against each of the Issuers and each of the Guarantors, respectively, in accordance with their terms.

2. When the 2020 Exchange Notes and the 2020 Notes Guarantees (in the forms examined by us) have been duly executed, authenticated, issued and delivered in exchange for the Original 2020 Notes in accordance with the terms of the 2020 Notes Indenture, the 2020 Notes Registration Rights Agreement and the 2020 Notes Exchange Offer, the 2020 Exchange Notes and the 2020 Notes Guarantees will constitute valid and binding obligations of each of the Issuers and each of the Guarantors, respectively, enforceable against each of the Issuers and each of the Guarantors, respectively, in accordance with their terms.

Wynn Las Vegas, LLC

Wynn Las Vegas Capital Corp.

May 5, 2010

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the use of our name under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

SCHEDULE I

GUARANTORS

Las Vegas Jet, LLC, a Nevada limited liability company

Kevyn, LLC, a Nevada limited liability company

World Travel, LLC, a Nevada limited liability company

Wynn Golf, LLC, a Nevada limited liability company

Wynn Show Performers, LLC, a Nevada limited liability company

Wynn Sunrise, LLC, a Nevada limited liability company